UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF

1934

Date of Report (Date of earliest event reported):  April 20, 2017

Monogram Residential Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36750	20-5383745
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or	Number)	Identification No.)
organization)

5800 Granite Parkway, Suite 1000
Plano, Texas
75024

(Address of principal executive offices)

(Zip Code)

(469) 250-5500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01      Other Events.

As previously reported, the Circuit Court for Baltimore City, Maryland issued an order on March 17, 2017 (the “Order”) granting Monogram Residential Trust, Inc.’s (the “Company’s”) motion for summary judgment regarding the terms of the Company’s cancelled Series A Preferred Stock held by Behringer Harvard Multifamily Advisors I, LLC and its affiliates (“Behringer”), the Company’s former external advisor. On April 19, 2017, the 30-day period for Behringer to appeal the Order expired. In addition, the Company and Behringer filed a Joint Motion to Dismiss with Prejudice the matter filed by Behringer in the District Court of Dallas County, Texas, regarding the same dispute, which motion was granted by the court on April 10, 2017. As a result, there is no longer any pending litigation or appeal rights between the parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM RESIDENTIAL TRUST, INC.

Date: April 20, 2017	by:	/s/ Kevin Satter
Kevin Satter
Senior Corporate Counsel and Secretary